September 14, 1999

Richard B. Jones
6435 Camino Verde Dr.,
San Jose,  CA 95119

RE:  Offer of Employment

Dear Richard:

On behalf of Instant Video Technologies Inc., it is my pleasure to make you an offer of employment as our Chief Financial Officer. In this capacity you will be reporting to the Chief Operating Officer or his designated representative and will be responsible for the following duties:

      o Organize, build and manage our accounting department including account payable and receivable, tax cmpliance, audit requirements, and other accounting functions.

      o Responsible for all financial matters including the various filings with SEC and other regulatory agencies.

      o       Support the CEO in all funding and financing matters as required.

      o Create business plans, pro-forma financial statements and make presentations to potential investors.

      o Conduct "road shows" in an effort to show the viability of IVT to the financial community as needed.

      o Any other duties related to accounting and financial needs of the company.

As an exempt employee, your compensation and benefits are as follows:

Salary                     $150,000 per year.

Stock Options              Subject  to Board  approval,  you will be  granted as
                           soon as practicable after you start as an employee with the Company, 70,000 common stock options. The options will vest over a period of four years, as follows: 17,500 options will vest at the end of twelve months after the date of grant; Following the 12 month anniversary date, 1458 options will vest monthly thereafter for 35 months and 1470 options will vest in the 36th month. The options will have a term of five years from the date of grant. The options will also be subject to the terms and conditions of an option agreement to be signed at the time the option is granted.

Vacation                   15 days of personal time.

Benefits Eligible for the standard package as offered to employees of Instant Video Technologies.

Options Eligible for all ISO programs as approved by the Board periodically.

All properly documented and normal business expenses will be reimbursed by the company, and must conform to IRS and company policies and procedures.

You will be eligible for a performance and salary review every twelve (12) months. As you know, we are anxious to fill this position as soon as possible. This offer valid until September 17th, 1999 and is contingent upon your review and signature of this letter and receipt of satisfactory proof of identification and work authorization as required by the Immigration Reform and Control Act. IVT reserves the right to perform background verifications of information and previous employment at company expense.

Your employment and compensation with Instant Video Technologies are "at will" in that they can be terminated with or without cause, and with or without notice, at any time, at the option of either yourself or Instant Video Technologies, except as otherwise provided by law. The terms of this offer letter, therefore, do not and are not intended to create an expressed or implied contract of employment with Instant Video Technologies. No manager or representative of Instant Video Technologies other than an Officer of the company has authority to enter into any agreement for employment for any specified period of time or to make any agreement or contract to the foregoing, and any promises to the contrary may only be relied upon by you if they are in writing and signed by an Officer of Instant Video Technologies.

Richard, let me close by reaffirming our belief that the skill and background you have brought to Instant Video Technologies will be instrumental to the future success of the company. The single most important factor in the success of Instant Video Technologies will be our people. We look forward to your joining us. Please confirm your acceptance of this offer by signing on the space provided below and returning the copy to me.

Sincerely,


Thomas Koshy
Chief Operating Officer


ACCEPTED:

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Richard B. Jones                               Date